Exhibit (8)(g)(2)

AMENDMENT TO PARTICIPATION AGREEMENT

WHEREAS, T. Rowe Price International Series, Inc., T. Rowe Price Equity Series, Inc., T. Rowe Price Investment Services, Inc., and Modern Woodmen of America entered into a Participation Agreement effective April 11, 2002, as amended, (“Agreement”) and

WHEREAS, the parties desire to amend the Agreement by mutual written agreement;

NOW THEREFORE, the parties do hereby agree:

l.                                        Schedule A is hereby deleted and replaced with the attached Schedule A.

IN WITNESS WHEREOF, Modern Woodmen of America, T. Rowe Price Investment Services, Inc., and the undersigned Funds have caused this Amendment to the Agreement to be executed in their names and on their behalf by their duly authorized representatives. The Amendment shall take effect on November 19, 2014.

COMPANY:	MODERN WOODMEN OF AMERICA

By its authorized officer

	By:	/s/ W. Kenny Massey
	Name:	W. Kenny Massey
	Title:	President
	Date:	December 1, 2014

FUND:	T. ROWE PRICE INTERNATIONAL SERIES, INC.

By its authorized officer

	By:	/s/ David Oestreicher
	Name:	David Oestreicher
	Title:	Vice President
	Date:	12/10/2014

FUND:	T. ROWE PRICE EQUITY SERIES, INC.

By its authorized officer

	By:	/s/ David Oestreicher
	Name:	David Oestreicher
	Title:	Vice President
	Date:	12/10/2014

UNDERWRITER:	T. ROWE PRICE INVESTMENT SERVICES, INC.

By its authorized officer

	By:	/s/ David Oestreicher
	Name:	David Oestreicher
	Title:	Vice President
	Date:	12/10/2014

SCHEDULE A

Name of Separate Account and	Contracts Funded by	Designated
Date Established by Board of Directors	Separate Account	Portfolios

Modem Woodmen of America Variable Annuity Account Established 3/30/01	Individual flexible premium deferred variable annuity contract Form VAMWA

T. Rowe Price Equity Series. Inc.

Equity Income Portfolio
Mid-Cap Growth Portfolio
New America Growth Portfolio
Personal Strategy Balanced Portfolio
Health Sciences Portfolio

T. Rowe Price International Series, Inc.

International Stock Portfolio